Exhibit 15.4

20/F, China Resources Building

8 Jianguomenbei Avenue

Beijing 100005, PRC

T:  (86-10) 8519-1300

F:  (86-10) 8519-1350

junhebj@junhe.com

April 29, 2020

NetEase, Inc.

NetEase Building, No.599 Wangshang Road

Binjiang District, Hangzhou 310052, PRC

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the year ended December 31, 2019 of NetEase, Inc. to be filed with the Securities and Exchange Commission in the month of April 2020.

Very truly yours,

/s/ JunHe LLP

JunHe LLP

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